                                                                    EXHIBIT 11.1

                            McLeodUSA Incorporated

                        COMPUTATION OF LOSS PER COMMON
                          AND COMMON EQUIVALENT SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                       SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                                JUNE 30,
                                        ----------------------------------------------------   --------------------------------
                                               1994             1995              1996              1996             1997
                                        ----------------   ---------------   ---------------   --------------    --------------
Computation of weighted average
  number of common shares
  outstanding and common
  equivalent shares:(A)
Common shares, Class A,
  outstanding at the beginning
  of the period......................          11,994             14,456             16,387            16,387           36,173
Common shares, Class B,
  outstanding at the beginning
  of the period(B)...................           5,625              7,671             15,626            15,626           15,626
Weighted average number of
  shares issued during the
  period(C)..........................           3,860                 --              8,473             1,457              657
Weighted average number of
  shares purchased for the
  treasury during the period.........             (15)                --                 --                --               --
Weighted average number of
  shares reissued from the
  treasury during the period.........              --                 22                 --                --               --
Common equivalent shares
  attributable to stock options
  granted(D).........................           5,019              5,019              2,510             5,019               --
Common stock issued(C)...............           9,887              9,887                 23                23               --
                                        -------------      -------------    ---------------   ---------------   --------------
Weighted average number of
  common and common equivalent
  shares.............................          36,370             37,055             43,019            38,512           52,456
                                        =============      =============    ===============   ===============   ==============
Net loss.............................    $    (11,416)      $    (11,329)      $    (22,346)     $     (8,883)   $     (29,851)
                                        =============      =============    ===============   ===============   ==============

Loss per common and common
  equivalent share...................    $      (0.31)      $      (0.31)      $      (0.52)     $      (0.23)   $       (0.57)
                                        =============      =============    ===============   ===============   ==============

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(A) All shares have been adjusted to give effect to the 3.75 for 1 stock split effected in the form of a stock dividend effective March 28, 1996.

(B) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of June 30, 1997, all shares of Class B common stock had been converted into shares of Class A common stock.

(C) All stock issued during the year ended December 31, 1995 was within the twelve-month period discussed in (D) below. As a result, the shares issued at prices below the assumed initial public offering price during this period have been included in the calculation as if they were outstanding for all periods presented. For the year ended December 31, 1996 and the six months ended
June 30, 1997, the shares of Class A and B common stock issued during the year ended December 31, 1995 are shown as shares outstanding at the beginning of the period.

(D) All stock options are anti-dilutive, however, pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB 83), stock options granted with exercise prices below the assumed initial offering price during the twelve-month period preceding the date of the initial filing of the Registration Statement filed in connection with the Company's initial public offering have been included in the calculation of common stock equivalent shares as if they were outstanding for all periods through June 30, 1996, the quarter in which the initial public offering was declared effective.